FOR IMMEDIATE RELEASE
Contact: Kaitlin Buzzetto
(502) 394-1091
Kaitlin.Buzzetto@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2024 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 24, 2024) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI", "we") today reported business results for the first quarter ended March 31, 2024.
Company Highlights
•First quarter results:
◦Record net revenue of $590.9 million, up 6% compared to the prior year quarter.
◦Net income of $80.4 million, down 48% compared to the prior year quarter.
◦Record Adjusted EBITDA of $242.5 million, up 9% compared to the prior year quarter.
•Delivered record first quarter revenue and Adjusted EBITDA for both our Live and Historical and TwinSpires segments
◦Live and Historical revenue up 15% and Adjusted EBITDA up 23% compared to the first quarter of 2023
◦TwinSpires revenue up 18% and Adjusted EBITDA up 35% compared to the first quarter of 2023
•We announced The Rose Gaming Resort which is scheduled to open in late September 2024 with 500 additional HRMs for a total of 1,650 HRMs and $460 million total capital investment.
•We announced development plans for Owensboro Racing & Gaming with a planned opening in the first quarter of 2025, including 600 HRMs, a retail sportsbook, simulcast wagering, and multiple food and beverage offerings.
•We ended the first quarter of 2024 with net bank leverage of 4.1x and maintained our commitment to returning capital to shareholders:
◦We repurchased $22.0 million of shares under our share repurchase program in the first quarter of 2024.
◦On January 2, 2024, we closed on the previously announced repurchase of 1,000,000 shares for $123.75 per share from an affiliate of The Duchossois Group Inc.
◦On January 5, 2024, we paid a $0.382 per share dividend to shareholders of record which represents the thirteenth consecutive year of an increased dividend per share.

CONSOLIDATED RESULTS

	First Quarter
(in millions, except per share data)	2024	2023

Net revenue	$590.9	$559.5
Net income	$80.4	$155.7
Diluted EPS	$1.08	$2.05
Adjusted EBITDA(a)	$242.5	$222.9

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments.
Live and Historical Racing

	First Quarter
(in millions)	2024	2023

Revenue	$248.9	$215.8
Adjusted EBITDA	100.8	82.1
Revenue for the first quarter of 2024 increased $33.1 million due to an $18.3 million increase attributable to growth at our Kentucky HRM properties, a $13.5 million increase attributable to growth at our Virginia properties and the opening of our Rosie's Emporia property in September 2023, and a $1.3 million increase at our other Live and Historical Racing properties.
Adjusted EBITDA for the first quarter of 2024 increased $18.7 million due to a $12.9 million increase attributable to growth at our Virginia properties, which includes $5.8 million of savings related to the Exacta Transaction, and an $8.5 million increase from our Kentucky HRM properties. These increases were offset by a $2.7 million decrease at Churchill Downs Racetrack driven by increased maintenance and promotional expenses in preparation for the 150th Kentucky Oaks and Derby.
TwinSpires

	First Quarter
(in millions)	2024	2023

Revenue	$114.1	$96.3
Adjusted EBITDA	39.6	29.4
Revenue for the first quarter of 2024 increased $17.8 million due to a $14.3 million increase attributable to the Exacta Transaction, a $2.3 million increase attributable to our retail and online sports betting business, and a $1.2 million increase in Horse Racing revenue.
Adjusted EBITDA for the first quarter of 2024 increased $10.2 million due to a $9.4 million increase attributable to the Exacta Transaction and a $1.4 million increase attributable to our retail and online sports betting business, partially offset by a $0.6 million decrease in Horse Racing primarily driven by lower retail volume.
Gaming

	First Quarter
(in millions)	2024	2023

Revenue	$243.2	$251.6
Adjusted EBITDA	122.8	129.5
Revenue for the first quarter of 2024 decreased $8.4 million due to a $6.3 million decrease in Pennsylvania primarily due to our decision not to renew the management agreement at Lady Luck Casino Nemacolin ("Lady Luck") in June 2023 and a $2.1 million net decrease at our other gaming properties primarily due to inclement weather in January 2024.
Adjusted EBITDA for the first quarter of 2024 decreased $6.7 million primarily due to inclement weather in January 2024 at many of our gaming properties.

All Other

	First Quarter
(in millions)	2024	2023

Revenue	$—	$0.3
Adjusted EBITDA	(20.7)	(18.1)
Adjusted EBITDA for the first quarter of 2024 decreased $2.6 million driven primarily by increased corporate compensation related expenses and other corporate administrative expenses.

ACQUISITION / DISPOSITION UPDATE
United Tote Sale
On April 8, 2024, the Company closed on the sale of 49% of United Tote Company, a wholly-owned subsidiary of CDI, to NYRA Content Management Solutions, LLC, a subsidiary of the New York Racing Association, Inc.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 184,821 shares of its common stock at a total cost of $22.0 million based on trade date under its share repurchase program in the first quarter of 2024. We had $192.9 million of repurchase authority remaining under this program on March 31, 2024.
The Duchossois Group Share Repurchase
On January 2, 2024, the Company closed on the agreement, dated December 18, 2023, with an affiliate of The Duchossois Group to repurchase 1,000,000 shares of the Company’s common stock for $123.75 per share in a privately negotiated transaction for an aggregate purchase price of $123.75 million. This represented a 4.03% discount to the closing price on December 15, 2023 of $128.95. The repurchase of the shares was funded using available cash and borrowings under the senior secured credit facility and was made separately from and did not reduce the authorized amount under the Company’s common stock repurchase program.

NET INCOME
The Company's first quarter 2024 net income was $80.4 million compared to $155.7 million in the prior year quarter.
The following impacted the comparability of the Company's first quarter 2024 net income to the prior year quarter:
•an $86.2 million after-tax gain on the sale of our property in Arlington Heights, Illinois ("Arlington") in the prior year quarter; and
•a $4.4 million after-tax net increase in adjustments related to transaction, pre-opening and other expenses.
This was partially offset by:
•a $5.2 million after-tax increase in other recoveries, net, related to non-recurring insurance claim recoveries.
Excluding the items above, first quarter 2024 net income increased $10.1 million primarily due to the following:

•a $14.7 million after-tax increase driven by the results of our operations,
•partially offset by a $4.6 million after-tax increase in interest expense associated with higher outstanding debt balances and higher interest rates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 25, 2024 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, April 25, 2024. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition, disposition, and property sale related charges;

◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Asset impairments;
•Gain on property sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
As of December 31, 2021, our property in Arlington ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2023 are treated as an adjustment to EBITDA and are included in other expenses, net in the Reconciliation of Comprehensive Income to Adjusted EBITDA.
On June 26, 2023, the Company's management agreement for Lady Luck in Farmington, Pennsylvania expired and was not renewed. The Company completed the sale of substantially all its assets at Lady Luck for an immaterial amount.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the Company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business, and the operation and development of regional casino gaming properties. More information is available at http://www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions), although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, including possible new variants of COVID-19, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation that competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2024	2023
Net revenue:
Live and Historical Racing	$245.1	$214.4
TwinSpires	106.6	94.8
Gaming	239.2	250.0
All Other	—	0.3
Total net revenue	590.9	559.5
Operating expense:
Live and Historical Racing	157.2	143.3
TwinSpires	67.9	65.7
Gaming	178.5	173.5
All Other	2.1	5.0
Selling, general and administrative expense	54.8	52.3
Transaction expense, net	4.1	(0.2)
Total operating expense	464.6	439.6
Operating income	126.3	119.9
Other (expense) income:
Interest expense, net	(70.4)	(64.7)
Equity in income of unconsolidated affiliates	37.8	38.3
Gain on sale of Arlington	—	114.0
Miscellaneous, net	8.1	1.4
Total other (expense) income	(24.5)	89.0
Income from operations before provision for income taxes	101.8	208.9
Income tax provision	(21.4)	(53.2)
Net income	$80.4	$155.7

Net income per common share data:
Basic net income	$1.09	$2.07
Diluted net income	$1.08	$2.05
Weighted average shares outstanding:
Basic	74.1	75.3
Diluted	74.7	76.1

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$149.4	$144.5
Restricted cash	72.6	77.3
Accounts receivable, net	115.0	106.9
Income taxes receivable	—	12.6
Other current assets	79.0	59.5
Total current assets	416.0	400.8
Property and equipment, net	2,668.5	2,561.2
Investment in and advances to unconsolidated affiliates	647.8	655.9
Goodwill	900.2	899.9
Other intangible assets, net	2,415.0	2,418.4
Other assets	19.3	19.3
Total assets	$7,066.8	$6,955.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$187.8	$158.5
Accrued expenses and other current liabilities	423.3	426.8
Income taxes payable	4.1	—
Current deferred revenue	153.3	73.2
Current maturities of long-term debt	68.0	68.0
Dividends payable	0.7	29.3
Total current liabilities	837.2	755.8
Long-term debt, net of current maturities and loan origination fees	1,786.5	1,697.1
Notes payable, net of debt issuance costs	3,072.4	3,071.2
Non-current deferred revenue	11.8	11.8
Deferred income taxes	393.1	388.2
Other liabilities	138.9	137.8
Total liabilities	6,239.9	6,061.9
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	827.8	894.5
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	826.9	893.6
Total liabilities and shareholders' equity	$7,066.8	$6,955.5

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net income	$80.4	$155.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46.9	37.9
Distributions from unconsolidated affiliates	45.0	45.8
Equity in income of unconsolidated affiliates	(37.8)	(38.3)
Stock-based compensation	7.2	8.6
Deferred income taxes	4.9	33.2
Amortization of operating lease assets	1.4	2.2
Gain on sale of Arlington	—	(114.0)
Other	1.7	0.8
Changes in operating assets and liabilities:
Income taxes	17.0	19.9
Deferred revenue	80.1	81.8
Other assets and liabilities	7.9	(17.7)
Net cash provided by operating activities	254.7	215.9
Cash flows from investing activities:
Capital maintenance expenditures	(12.4)	(11.8)
Capital project expenditures	(142.6)	(122.9)
Proceeds from sale of Arlington	—	195.7
Other	1.6	(6.5)
Net cash (used in) provided by investing activities	(153.4)	54.5
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	355.5	615.5
Repayments of borrowings under long-term debt obligations	(266.7)	(797.5)
Payment of dividends	(28.6)	(26.7)
Repurchase of common stock	(141.7)	(0.5)
Taxes paid related to net share settlement of stock awards	(10.4)	(11.3)
Debt issuance costs	—	(2.5)
Change in bank overdraft	(8.6)	(14.2)
Other	(0.6)	(0.5)
Net cash used in financing activities	(101.1)	(237.7)
Net increase in cash, cash equivalents and restricted cash	0.2	32.7
Cash, cash equivalents and restricted cash, beginning of period	221.8	204.7
Cash, cash equivalents and restricted cash, end of period	$222.0	$237.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2024	2023
GAAP net income	$80.4	$155.7

Adjustments, continuing operations:
Other charges and recoveries, net	(6.7)	0.3
Transaction, pre-opening, and other expense	12.6	6.7
Gain on Dispositions	—	(114.0)
Income tax impact on net income adjustments (a)	(1.6)	25.9
Total adjustments	4.3	(81.1)
Adjusted net income attributable to Churchill Downs Incorporated	$84.7	$74.6

Adjusted diluted EPS	$1.13	$0.98

Weighted average shares outstanding - Diluted	74.7	76.1

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended March 31,
(in millions)	2024	2023
Total Handle
TwinSpires Horse Racing(a)	$419.7	$410.5
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$3.1	$2.4
Louisville	53.7	44.0
Northern Kentucky	28.5	26.3
Southwestern Kentucky	38.6	36.5
Western Kentucky	6.8	4.8
Virginia	111.2	97.7
New Hampshire	3.2	2.7
Total Live and Historical Racing	$245.1	$214.4

TwinSpires:	$106.6	$94.8

Gaming:
Florida	$26.1	$26.1
Iowa	23.4	24.5
Louisiana	44.3	44.1
Maine	26.8	27.7
Maryland	21.6	23.3
Mississippi	26.0	27.5
New York	45.0	44.5
Pennsylvania	26.0	32.3
Total Gaming	$239.2	$250.0
All Other	—	0.3
Net revenue from external customers	$590.9	$559.5

Intercompany net revenues:
Live and Historical Racing	$3.8	$1.4
TwinSpires	7.5	1.6
Gaming	4.0	1.5
All Other	—	0.2
Eliminations	(15.3)	(4.7)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11.0	$79.8	$10.6	$101.4	$—	$101.4
Historical racing(a)	212.1	—	8.8	220.9	—	220.9
Racing event-related services	1.1	—	2.2	3.3	—	3.3
Gaming(a)	3.1	5.7	193.1	201.9	—	201.9
Other(a)	17.8	21.1	24.5	63.4	—	63.4
Total	$245.1	$106.6	$239.2	$590.9	$—	$590.9

	Three Months Ended March 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$11.0	$79.4	$11.6	$102.0	$—	$102.0
Historical racing(a)	185.3	—	6.0	191.3	—	191.3
Racing event-related services	1.0	—	1.9	2.9	—	2.9
Gaming(a)	2.6	4.4	205.5	212.5	—	212.5
Other(a)	14.5	11.0	25.0	50.5	0.3	50.8
Total	$214.4	$94.8	$250.0	$559.2	$0.3	$559.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $13.4 million for the three months ended March 31, 2024 and $12.1 million for the three months ended March 31, 2023.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2024
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$248.9	$114.1	$243.2	$606.2	$—	$(15.3)	$590.9

Gaming taxes and purses	(65.0)	(4.9)	(80.5)	(150.4)	—	—	(150.4)
Marketing and advertising	(9.3)	(1.2)	(7.8)	(18.3)	—	—	(18.3)
Salaries and benefits	(26.8)	(7.9)	(38.0)	(72.7)	—	—	(72.7)
Content expense	(1.3)	(44.0)	(1.8)	(47.1)	—	8.9	(38.2)
Selling, general and administrative expense	(8.8)	(4.5)	(10.2)	(23.5)	(20.5)	0.3	(43.7)
Maintenance, insurance and utilities	(10.3)	(1.0)	(9.6)	(20.9)	—	—	(20.9)
Property and other taxes	(2.7)	(0.1)	(3.4)	(6.2)	(0.2)	—	(6.4)
Other operating expense	(23.9)	(10.9)	(18.3)	(53.1)	—	6.1	(47.0)
Other income	—	—	49.2	49.2	—	—	49.2
Adjusted EBITDA	$100.8	$39.6	$122.8	$263.2	$(20.7)	$—	$242.5

	Three Months Ended March 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenues	$215.8	$96.3	$251.6	$563.7	$0.3	$(4.5)	$559.5

Gaming taxes and purses	(56.5)	(5.0)	(83.6)	(145.1)	—	—	(145.1)
Marketing and advertising	(8.2)	(1.4)	(8.6)	(18.2)	—	0.2	(18.0)
Salaries and benefits	(21.8)	(6.2)	(34.5)	(62.5)	—	—	(62.5)
Content expense	(1.5)	(43.0)	(1.8)	(46.3)	—	3.9	(42.4)
Selling, general and administrative expense	(8.7)	(2.3)	(12.2)	(23.2)	(18.3)	0.1	(41.4)
Maintenance, insurance and utilities	(9.3)	(0.9)	(9.8)	(20.0)	—	—	(20.0)
Property and other taxes	(1.2)	—	(3.3)	(4.5)	—	—	(4.5)
Other operating expense	(26.5)	(9.1)	(16.9)	(52.5)	(0.1)	0.3	(52.3)
Other income	—	1.0	48.6	49.6	—	—	49.6
Adjusted EBITDA	$82.1	$29.4	$129.5	$241.0	$(18.1)	$—	$222.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income	$80.4	$155.7

Additions:
Depreciation and amortization	46.9	37.9
Interest expense	70.4	64.7
Income tax provision	21.4	53.2
EBITDA	$219.1	$311.5

Adjustments to EBITDA:
Stock-based compensation expense	$7.2	$8.6
Pre-opening expense	8.3	3.2
Other expenses, net	0.2	3.7
Transaction expense, net	4.1	(0.2)
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.3	9.8
Other charges and recoveries, net	(6.7)	0.3
Gain on Arlington sale	—	(114.0)
Total adjustments to EBITDA	23.4	(88.6)
Adjusted EBITDA	$242.5	$222.9

Adjusted EBITDA by segment:
Live and Historical Racing	$100.8	$82.1
TwinSpires	39.6	29.4
Gaming	122.8	129.5
Total segment Adjusted EBITDA	263.2	241.0
All Other	(20.7)	(18.1)
Total Adjusted EBITDA	$242.5	$222.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2024	2023
Net revenue	$216.9	$220.6

Operating and SG&A expense	134.9	137.2
Depreciation and amortization	6.3	5.7
Total operating expense	141.2	142.9
Operating income	75.7	77.7
Interest and other expense, net	(11.0)	(10.9)
Net income	$64.7	$66.8

	Summarized Balance Sheet
(in millions)	March 31, 2024	December 31, 2023
Assets
Current assets	$99.2	$104.8
Property and equipment, net	336.4	339.4
Other assets, net	270.1	266.1
Total assets	$705.7	$710.3

Liabilities and Members' Deficit
Current liabilities	$116.4	$106.2
Long-term debt	845.6	847.2
Other liabilities	0.8	0.7
Members' deficit	(257.1)	(243.8)
Total liabilities and members' deficit	$705.7	$710.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack (Louisville, Kentucky)	Paddock Project	May 2024	$185-$200
	Jockey Club Suites	May 2024	$14
The Rose (Northern Virginia)	New Property	Late September 2024	$460
Owensboro Racing & Gaming (Western Kentucky)	New Property	First Quarter 2025	$100
New Hampshire HRM Facility	New Property	TBD	TBD

Gaming Segment
Terre Haute Casino Resort	New Casino	Opened April 5, 2024	Up to $290
	New Hotel	May 2024